                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    December 20, 2002


                            P. H. GLATFELTER COMPANY
               (Exact Name of Registrant as Specified in Charter)


   Pennsylvania                                     1-3560                      23-0628360
(State or Other                                  (Commission File             (IRS Employer
Jurisdiction of Incorporation)                        Number)               Identification No.)


96 South George Street, Suite 500; York, PA                                        17401
         (Address of Principal                                                  (Zip Code)
          Executive Offices)


                                 (717) 225-4711
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS

      On December 18, 2002, the Company signed a definitive agreement to sell approximately 25,000 acres of its forestland in Maryland to The Conservation Fund. The agreement is contingent upon certain conditions, including but not limited to, the successful negotiation of a supply agreement for timber to the Company, and other financing and legal contingencies and is expected to close in the first quarter of 2003.

The Company will receive a 10-year note from The Conservation Fund for approximately $38.0 million, representing the full amount of the consideration for the property. The 10-year note will be secured by a letter of credit relating to a deposit for the full amount of the sale price. The Company intends to use the note as collateral in entering into a borrowing agreement for approximately $34.0 million. The Company expects to recognize a pre-tax gain of approximately $30.0 million from this land sale transaction.

A copy of the Company's press release dated December 19, 2002 related to this matter is filed as Exhibit 99.1.
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ITEM 7.  EXHIBITS

99.1   - Press release dated December 19, 2002
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    P. H. GLATFELTER COMPANY
                                                    (Registrant)




                                    By:    /s/ Robert P. Newcomer
                                           ------------------------------------
                                    Title: President, Chief Operating Officer
                                           and Acting Chief Financial Officer